SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERISOURCEBERGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1300 Morris Drive, Suite 100

Chesterbrook, Pennsylvania 19087-5594

(610) 727-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AMERISOURCEBERGEN CORPORATION 2002 MANAGEMENT STOCK INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

William D. Sprague, Esquire

AmerisourceBergen Corporation

1300 Morris Drive, Suite 100

Chesterbrook, PA 19087-5594

(Name and address of agent for service)

(610) 727-7000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock ($.01 par value)	5,000,000	$60.57(3)	$302,850,000.00	$24,500.57

Total	5,000,000		$302,850,000.00	$24,500.57

(1)	This registration statement (the “Registration Statement”) registers the issuance of 5,000,000 additional shares of Common Stock, par value $.01 per share (the “Common Stock”) of AmerisourceBergen Corporation (the “Registrant”) which are available for issuance under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as amended (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the terms of the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933 on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on November 6, 2003.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

AmerisourceBergen Corporation (the “Registrant”) files this Registration Statement on Form S-8 (the “Registration Statement”) to register additional shares for issuance under the Plan. Unless otherwise noted herein, this Registration Statement incorporates by reference the Form S-8 Registration Statement filed on behalf of the Registrant and the Plan on May 14, 2002 (File No.-333-88230) and the information required by Part II is omitted, except for Items 5 and 8, which have been updated.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

John G. Chou, who is the Associate General Counsel of the Registrant, has issued an opinion about the validity of securities registered hereby, as well as other relevant legal matters. Mr. Chou beneficially owns, or has options to acquire, a number of shares of the Registrant’s common stock, which represents less than 1% of the total outstanding common stock.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Counsel

10.1	AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as amended (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2003 for the quarter ended March 31, 2003)

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see signature page at page 5)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on November 12, 2003.

AMERISOURCEBERGEN CORPORATION

By:	/s/ R. David Yost
Name:	R. David Yost
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Sprague, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 12, 2003	/s/ R. David Yost
R. David Yost, Chief Executive Officer and Director (Principal Executive Officer)

Date: November 12, 2003	/s/ Michael D. DiCandilo
Michael D. DiCandilo, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 12, 2003
Robert E. Martini, Director and Chairman

Date: November 12, 2003	/s/ Rodney H. Brady
Rodney H. Brady, Director

Date: November 12, 2003	/s/ Charles H. Cotros
Charles H. Cotros, Director

Date: November 12, 2003	/s/ Richard C. Gozon
Richard C. Gozon, Director

Date: November 12, 2003	/s/ Edward E. Hagenlocker
Edward E. Hagenlocker, Director

Date: November 12, 2003	/s/ Jane E. Henney
Jane E. Henney, M.D., Director

Date: November 12, 2003	/s/ James R. Mellor
James R. Mellor, Director

Date: November 12, 2003	/s/ Francis G. Rodgers
Francis G. Rodgers, Director

Date: November 12, 2003	/s/ J. Lawrence Wilson
J. Lawrence Wilson, Director

ACKNOWLEDGMENT BY AGENT

I, William D. Sprague, have read the above power of attorney and I am the person identified as the attorney-in-fact and agent for the principals whose signatures appear above. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in the Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. C.S.) when I act as attorney-in-fact and agent:

I shall exercise the power for the benefit of the principals.

I shall keep the assets of the principals separate from my assets.

I shall exercise reasonable caution and prudence.

I shall keep a full and accurate record of all actions, receipts and disbursements on behalf of the principals.

/s/ William D. Sprague	November 12, 2003 (Attorney-in-fact)
William D. Sprague

EXHIBIT INDEX

5.1	Opinion of Counsel (Consent of Counsel included therein)

10.1	AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as amended (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2003 for the quarter ended March 31, 2003)

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see signature page at page 5)